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                                                                    EXHIBIT 10.9

                           BENEFIT RESTORATION PLAN OF


                             THE ROSLYN SAVINGS BANK

                            Effective January 1, 1993
                (amended and restated effective January 1, 1997)

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                                TABLE OF CONTENTS

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                                                                          Page
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
Preamble

Article 1 -    Definitions                                                 1

Article 2 -    Eligibility and Participation                               3

Article 3 -    Retirement Date                                             4

Article 4 -    Supplemental Retirement Benefits                            4

Article 5 -    Supplemental Savings Benefits                               5

Article 6 -    Supplemental ESOP Benefits                                  6

Article 7 -    Payment of Benefits                                         6

Article 8 -    Modes of Benefit Payment                                    7

Article 9 -    Death Benefits                                              8

Article 10 -   Unfunded Plan                                               9

Article 11 -   Administration                                             10

Article 12 -   Amendment or Termination                                   11

Article 13 -   General Provisions                                         11

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                                    PREAMBLE

The Benefit Restoration Plan of The Roslyn Savings Bank (the "Plan") was adopted effective as of January 1, 1993, and is amended and restated as of January 1, 1997. The purpose of the Plan is to permit certain employees of The Roslyn Savings Bank (the "Employer") to receive supplemental retirement income from the Employer when such amounts cannot be paid from the Retirement Plan of The Roslyn Savings Bank in RSI Retirement Trust, The Roslyn Savings Bank 401(k) Savings Plan in RSI Trust, and/or The Roslyn Savings Bank Employee Stock Ownership Plan, all tax-qualified retirement plans, due to the reductions and other limitations imposed by Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415 of the
Internal Revenue Code of 1986, as amended.

The Plan is intended to be an unfunded, non-qualified deferred compensation plan. Neither the Employer, the Committee, nor the individual members of the Committee shall segregate or otherwise identify specific assets to be applied to the purposes of the Plan, nor shall any of them be deemed to be a trustee of any amounts to be paid under the Plan. Any liability of the Employer to any person with respect to benefits payable under the Plan shall be based solely upon such contractual obligations, if any, as shall be created by the Plan, and shall give rise only to a claim against the general assets of the Employer. No such liability shall be deemed to be secured by any pledge or any other encumbrance on any specific property of the Employer.

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                                    ARTICLE 1
                                   Definitions

       The following words and phrases shall have the meanings hereafter ascribed to them. Those words and phrases which have limited application are defined in the respective Articles in which they appear.

       1.1 "Bank" means The Roslyn Savings Bank, having its principal office at 1400 Old Northern Boulevard, Roslyn, New York 11576, and its successors or assigns.

       1.2 "Basic ESOP" means The Roslyn Savings Bank Employee Stock Ownership Plan, as amended from time to time.

       1.3 "Basic ESOP Benefit" means the benefit paid to a Participant under the Basic ESOP and includes benefits payable upon Normal Retirement, Early Retirement, death or termination of service.

       1.4 "Basic Retirement Plan" means The Retirement Plan of The Roslyn Savings Bank in RSI Retirement Trust, as amended from time to time.

       1.5 "Basic Retirement Plan Retirement Benefit" means the benefit paid to a Participant under the Basic Retirement Plan and includes benefits payable upon Normal Retirement, Early Retirement, Postponed Retirement, death or termination of service.

       1.6 "Basic Retirement Plan Surviving Spouse Benefit" means the benefit payable to a Participant's surviving spouse or eligible children under the Basic Retirement Plan upon the Participant's death, if any.

       1.7 "Basic Savings Plan" means The Roslyn Savings Bank 401(k) Savings Plan in RSI Retirement Trust, as amended from time to time.

       1.8 "Basic Savings Plan Savings Benefit" means the benefit paid to a Participant under the Basic Savings Plan and includes benefits payable upon Normal Retirement, Early Retirement, Postponed Retirement, death or termination of service.

       1.9 "Basic Savings Plan Surviving Spouse Benefit" means the benefit payable to a Participant's surviving spouse under the Basic Savings Plan upon the Participant's death prior to a distribution of the Participant's entire Basic Savings Plan account balance.

       1.10 "Board" means the Board of Directors of the Bank, as duly constituted from time to time.

       1.11 "Code" means the Internal Revenue Code of 1986, as amended from time to time (including the corresponding provisions of any succeeding law).

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       1.12   "Committee" means the Plan's administrative committee, as
appointed by the Board to administer the Plan, as described in Article 11 hereof.

       1.13 "Compensation" means the base compensation receivable by an Employee from the Employer for the calendar year, prior to any reduction pursuant to any compensation reduction agreement. Compensation excludes contributions made by the Employer to any tax-qualified pension or savings plan, or insurance, welfare or other employee benefit plan other than by any such compensation reduction agreement.

       1.14 "Deferral Credit Account" means the account maintained in the name of the Employer, on behalf of each Participant, pursuant to Articles 5 and 6 hereof.

       1.15 "Effective Date" means January 1, 1993. The Plan is restated effective as of January 1, 1997.

       1.16   "Employee" means a person who is employed by the Employer.

       1.17 "ESOP Benefit" means the deferred compensation ESOP benefit provided to Participants and their beneficiaries in accordance with the applicable provisions of the Plan.

       1.18 "Employer" means the Bank and any subsidiary or affiliated corporation which, with the approval of the Board and subject to such conditions as the Board may impose, adopts the Plan, and any successor or successors of any of them.

       1.19   "Employer Stock" means the common stock of Roslyn Bancorp, Inc.

       1.20 "Participant" means an Employee who has been designated by the Employer as eligible to participate in the Plan and chooses to do so, pursuant to the provisions of Article 2 hereof.

       1.21 "Plan" means the Benefit Restoration Plan of The Roslyn Savings Bank, as herein set forth, and as it may hereafter be amended from time to time.

       1.22   "Plan Year" means the calendar year.

       1.23 "Retirement Income Benefit" means the deferred compensation retirement income benefit provided to Participants and their beneficiaries in accordance with the applicable provisions of the Plan.

       1.24 "Savings Benefit" means the deferred compensation savings benefit provided to Participants and their beneficiaries in accordance with the applicable provisions of the Plan.

       1.25 "Supplemental Surviving Spouse Benefit" means the survivor death benefit payable to a Participant's surviving spouse, pursuant to the provisions of Article 9 hereof.

                                       2

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       1.26   "Termination for Cause" means termination of employment because of the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses). The basis for any Employee's
Termination for Cause shall be determined by the Board in its sole discretion.

Words importing males shall be construed to include females and the singular shall be construed to include the plural, and vice versa, wherever appropriate.

                                    ARTICLE 2
                          Eligibility and Participation

       2.1 Since this Plan is a restatement of an existing plan, all Employees and former Employees who are Participants in the existing plan on the date of restatement shall immediately become Participants in this Plan. Upon adoption of this restatement, additional employees who are members of a select group of management or highly compensated employees (as such group is determined by the Board), who participate in the Basic Retirement Plan, the Basic Savings Plan, and/or the Basic ESOP, are immediately eligible to participate in the Plan. An Employee's participation in the Plan shall commence upon designation by the Board, as of a date specified by the Board; provided, however, the Participant's contributions to, or benefits under, the Basic Retirement Plan, the Basic Savings Plan, and/or the Basic ESOP are reduced or restricted by reason of the application of the limitations imposed by one or more of the following: (i) Section 401(a)(17) of the Code, (ii) Section 401(k)(3) of the Code, (iii) Section 401(m) of the Code, (iv) Section 402(g) of the Code, or (v)
Section 415 (including provision under the Basic ESOP to assure the applicability of Section 415(c)(6)) of the Code. Notwithstanding the foregoing, reductions of Employer matching contributions to the Basic Savings Plan which resulted from the application of Section 402(g) of the Code between January 1, 1987 and the Effective Date shall be recognized under the Plan with respect to Participants who entered the Plan as of the Effective Date.

       2.2 The Bank may, from time to time, remove any Participant from participation in the Plan; provided, however, that such removal will not reduce the amount of Retirement Income Benefit and/or Savings Benefit and/or ESOP Benefit credited to the Participant under the Plan, as determined as of the date of such Participant's removal. A Participant so removed shall remain a Participant until all benefits are distributed in accordance with the provisions of the Plan, but shall defer no further Compensation under the Plan after the date of removal.

       2.3 The Committee shall provide each eligible Employee with appropriate forms for participation in the Plan.

       2.4 For purposes of Article 5 hereof, in the absence of a specific designation under the Plan, amounts shall be invested on behalf of each Participant, to the extent made available by

                                       3

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the Employer pursuant to Article 10 hereof, in the same manner as directions filed under the Basic Savings Plan.

                                    ARTICLE 3
                                 Retirement Date

       3.1 A Participant's "Retirement Date" shall be his date of actual retirement, which may be his or her Normal, Early or Postponed Retirement Date (as defined below), whichever is applicable pursuant to the following Sections of this Article 3.

       3.2 A Participant's Normal Retirement Age shall be the 65th anniversary of his birth. Such Participant's Normal Retirement Date shall be the date coinciding with his normal retirement date under the Basic Retirement Plan.

       3.3 A Participant may retire on an Early Retirement Date, which shall be the date coinciding with the initial distribution of an early retirement benefit under the Basic Retirement Plan.

       3.4 If a Participant continues in the employment of the Employer beyond his Normal Retirement Date, the date coinciding with postponed retirement under the Basic Retirement Plan shall be the Participant's Postponed Retirement Date.

                                    ARTICLE 4
                        Supplemental Retirement Benefits

       4.1 The supplemental Retirement Income Benefit payable to an eligible Participant in the form of a life annuity, commencing on Normal, Early or Postponed Retirement Date, as the case may be, shall be equal to the difference between (a) and (b) as stated below:

       (a) The monthly amount of Basic Retirement Plan Retirement Benefit payable upon Normal, Early or Postponed Retirement Date, as the case may be, to which the Participant would have been entitled under the Basic Retirement Plan, if such benefit were calculated under the Basic Retirement Plan without giving effect to the limitations and restrictions imposed by the application of Code Sections 401(a)(17) and 415, or any successor provisions thereto.

       (b) The monthly amount of Basic Retirement Plan Retirement Benefit payable upon Normal, Early or Postponed Retirement Date, as the case may be, actually payable to the Participant under the Basic Retirement Plan, after the limitations and restrictions imposed by the application of Code Sections 401(a)(17) and 415, or any successor provisions thereto; provided, however, that in determining the Code Section 415(e) combined limitation defined contribution plan fraction, if applicable, for purposes of this paragraph (b), the "sum of the annual additions" numerator of such fraction shall be calculated by ignoring pre-tax (basic) or post-tax participant

                                       4

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contributions to the Employer's defined contribution plan, during any year, that did not result in an Employer matching contribution.

       4.2 With respect to eligible Participants who terminate their employment other than on a Retirement Date specified in Article 3, the supplemental vested Retirement Income Benefit payable in the form of a life annuity, commencing on the date the Participant is eligible for a vested retirement benefit under the Basic Retirement Plan, shall be equal to the difference between (a) and (b) as stated below:

       (a) The monthly amount of the vested Basic Retirement Plan Retirement Benefit payable upon termination of service to which the Participant would have been entitled under the Basic Retirement Plan, if such benefit were calculated under the Basic Retirement Plan without giving effect to the limitations and restrictions imposed by the application of Code Sections 401(a)(17) and 415, or any successor provisions thereto.

       (b) The monthly amount of the vested Basic Retirement Plan Retirement Benefit payable upon termination of service actually payable to the Participant under the Basic Retirement Plan, after the limitations and restrictions imposed by the application of Code Sections 401 (a)(17) and 415, or any successor provisions thereto; provided however, that in determining the Code Section 415(e) combined limitation defined contribution plan fraction, if applicable, for purposes of this paragraph (b), the "sum of the annual additions" numerator of such fraction shall be calculated by ignoring pre-tax (basic) or post-tax participant contributions to the Employer's defined contribution plan, during any year, which did not result in an Employer matching contribution.

                                    ARTICLE 5
                          Supplemental Savings Benefits

       5.1 The Savings Benefit under the Plan shall equal any matching or other Employer provided benefit to the extent provided for under the Basic Savings Plan, less any such amount actually contributed to the Basic Savings Plan (to the extent permitted by the terms thereof, taking into account the limitations and restrictions imposed by the application of Code Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415, or any successor provisions thereto), and gains and losses attributable to Employer contributions provided for under the Plan. Reductions of Employer matching contributions to the Basic Savings Plan which resulted from the application of Code Section 402(g) between January 1, 1987, and the Effective Date shall be part of the Savings Benefit under the Plan.

       5.2 Employer credits under the Plan shall be booked by the Employer to a Deferral Credit Account, maintained in the name of the Employer, on behalf of each Participant.

       5.3 Each Deferral Credit Account maintained by the Employer shall be credited on behalf of each Participant as soon as administratively practicable, but in no event later than March

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15 of the Plan Year following the Plan Year in which Basic Savings Plan contributions on behalf of the Participant were limited or restricted.

                                    ARTICLE 6
                           Supplemental ESOP Benefits

       6.1 The ESOP Benefit under the Plan shall equal the difference between the number of shares of stock, and dividends paid thereon, that would have been allocated to a Participant's Account under the Basic ESOP but for the limitations and restrictions imposed by Sections 401(a)(17), 401(m) and 415 (including limitations imposed by the Basic ESOP to assure the application of Section 415(c)(6)) of the Code, less the number of shares of stock, and dividends paid thereon, actually allocated to the Participant's Basic ESOP account and an account equal to any cash dividends paid on such shares during the period such shares of stock and dividends would have been allocated to the Participant's Basic ESOP account had the above referenced limitations not been applicable.

       6.2 Employee credits under the Plan shall be booked by the Employer to a Deferral Credit Account, maintained in the name of the Employer on behalf of each Participant.

       6.3 Each Deferral Credit Account maintained by the Employer shall be credited on behalf of each Participant as soon as administratively practicable but in no event later than March 15 of the Plan Year following the Plan Year in which allocations to a Participant's Basic ESOP account were limited or restricted; provided, however, that such amounts shall be credited as soon as practicable without regard to any specific date for any ESOP Benefit attributable to the first plan year of the Basic ESOP.

                                    ARTICLE 7
                               Payment of Benefits

       7.1 Subject to Section 13.4, Participants shall have a one hundred percent (100%) non-forfeitable right to benefits under the Plan.

       7.2 The Retirement Income Benefit payable to an eligible Participant, commencing upon receipt of a distribution under the Basic Retirement Plan, shall, unless an optional mode of payment is elected pursuant to Section 8.2, be paid over the same period, to the same persons and in the same benefit form as the Participant shall have elected with respect to benefits under the Basic Retirement Plan.

         7.3 The Savings Benefit payable to an eligible Participant upon receipt of a distribution under the Basic Savings Plan shall be equal to that portion of all amounts credited to the Participant's Deferral Credit Account which are attributable to benefits credited to the Participant under Article 5, plus earnings, payable in a single lump sum, unless an optional mode of payment is elected pursuant to Section 8.2.

       7.4 The ESOP Benefit payable to an eligible Participant upon receipt of a distribution under the Basic ESOP shall be equal to that portion of all amounts credited to the Participant's Deferral Credit Account which are attributable to benefits credited to the Participant under Article 6, plus earnings, payable in a single lump sum.

                                    ARTICLE 8
                            Modes of Benefit Payment

       8.1 Except as otherwise provided in the following paragraph, any Retirement Income Benefit and/or Savings Benefit payable under the Plan to a Participant, beneficiary, joint or contingent annuitant or eligible child, shall be payable in the modes provided by, and subject to the provisions of, the Basic Retirement Plan and/or Basic Savings Plan, respectively, as the case may be. Retirement Income Benefits paid from the Plan in a form other than a life annuity shall be the actuarial equivalent of a life annuity, utilizing the actuarial equivalent factors set forth in the Basic Retirement Plan and applied to obtain the optional mode of payment thereunder. A Participant's ESOP Benefit shall be paid to the Participant or his beneficiary (as determined under the Basic ESOP) in a single lump sum payment.

       The Committee, in its sole discretion and consistent with the best interests of the Employer, may distribute any Retirement Income Benefit payable under the Plan to a Participant, beneficiary, joint or contingent annuitant, or eligible child, as a single lump sum benefit, using the actuarial equivalent factors set forth in the Basic Retirement Plan for lump-sum cashouts. In exercising its discretion hereunder, the Committee shall not be bound by any request by a Participant, beneficiary, joint or contingent annuitant, or eligible child, to receive Retirement Income Benefits payable under the Plan as a single lump-sum benefit.

       8.2 Except with respect to receipt of a lump sum benefit under Section 8.1, any election for an optional mode of benefit payment made by a Participant under the Basic Retirement Plan and/or Basic Savings Plan, shall also be effective with respect to any Retirement Income Benefit and/or Savings Benefit, as the case may be, payable under the Plan to a Participant, beneficiary, joint or contingent annuitant, or eligible child.

       8.3 Payment of any Retirement Income Benefit and/or Savings Benefit and/or ESOP Benefit under the Plan shall commence on the same date as payment of a Basic Retirement Plan and/or Savings Plan and/or ESOP Benefit distribution payable to a Participant or beneficiary, and, except with respect to receipt of a lump sum benefit under Section 8.1, shall terminate on the date of last payment of Basic Retirement Plan and/or Savings Plan distribution, as the case may be.

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                                    ARTICLE 9
                                 Death Benefits

     9.1 Upon the death of: (i) a Participant who has not terminated from employment prior to his Retirement Date as defined in Section 3.1, or (ii) a Participant who retires on a Retirement Date as defined in Section 3.1 and dies prior to the complete distribution of Basic Retirement Plan Retirement Benefits and/or Basic Savings Plan Savings Benefits and/or Basic ESOP Benefit as the case may be, benefits shall be payable as set forth in Sections 9.2, 9.3 and 9.4.

     9.2 With respect to Retirement Income Benefits, if a Basic Retirement Plan pre-retirement survivor annuity or post retirement survivor annuity, as the case may be, is payable to a Participant's surviving spouse or eligible children, if applicable, a supplemental pre-retirement survivor annuity or post retirement survivor annuity, as the case may be, shall be payable to the surviving spouse or eligible children, if applicable, under the Plan. The monthly amount of this Supplemental Surviving Spouse Benefit payable to a surviving spouse or eligible children, if applicable, shall be equal to the difference between (a) and (b) as stated below:

     (a) the monthly amount of Basic Retirement Plan pre-retirement survivor annuity or post retirement survivor annuity, as the case may be, to which the surviving spouse or eligible children if applicable, would have been entitled under the Basic Retirement Plan, if such benefit were calculated under the Basic Retirement Plan without giving effect to the limitations and restrictions imposed by the application of Code Sections 401(a)(17) and 415, or any successor provisions thereto, and

     (b) the monthly amount of Basic Retirement Plan pre-retirement survivor annuity or post retirement survivor annuity, as the case may be, actually payable to the surviving spouse or eligible children, if applicable, under the Basic Retirement Plan, over the limitations imposed by the application of Code Sections 401(a)(17) and 415, or any successor provisions thereto.

     9.3 The supplemental pre-retirement survivor annuity or post retirement survivor annuity shall be payable over the lifetime of the surviving spouse, or to eligible children to the extent provided in the Basic Retirement Plan, in monthly installments commencing on the same date as payment of the Basic Retirement Plan pre-retirement survivor annuity or post retirement survivor annuity, as the case may be, and shall terminate on the date of the last payment of the Basic Retirement Plan pre-retirement survivor annuity or post retirement survivor annuity, as the case may be.

     9.4 With respect to Savings Benefits, all amounts credited to the Participant's Deferral Credit Account which are attributable to benefits credited to the Participant under Article 5, plus earnings, shall be payable in a single lump sum to the Participant's surviving spouse, if any, as a Supplemental Surviving Spouse Benefit, unless an optional mode has been elected pursuant to Article 8 hereof.

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     9.5  With respect to ESOP Benefits, all amounts credited to a Participant's
Deferral Credit Account which are attributable to amounts credited to the Participant under Article 6, plus earnings, shall be payable in a single lump sum to the Participant's surviving spouse, if any, or other beneficiary who is entitled to receive benefits under the Basic ESOP, as a Supplemental Surviving Spouse Benefit.

     9.6 Upon the death of a Participant under the circumstances set forth in clauses (i) and (ii) of Section 9.1, if no Basic Retirement Plan Surviving Spouse Benefit, and/or Basic Savings Plan Surviving Spouse Benefit, as the case may be, is payable, (a) no further Retirement Income Benefit shall be payable, unless an optional mode has been elected pursuant to Article 7, and (b) all amounts credited to the Participant's Deferral Credit Account pursuant to the provisions of Article 5 hereof shall be payable to the Participant's designated beneficiary in a single lump sum, unless an optional mode has been elected pursuant to Article 8 hereof.

                                   ARTICLE 10
                                  Unfunded Plan

     10.1 The Plan shall be administered as an unfunded plan and is not intended to meet the qualification requirements of Sections 401(a) and 401(k) of the Code. No Participant or beneficiary shall be entitled to receive any payment or benefits under this Plan from the qualified trusts maintained in connection with the Basic Retirement Plan, Basic Savings Plan, or Basic ESOP.

     10.2 The Employer shall have the right to establish a reserve, establish a trust or make any investment for the purposes of satisfying its obligation hereunder for payment of benefits, including, but not limited to investments in Employer Stock or one or more registered investment companies under the Investment Company Act of 1940, as amended, to the extent permitted by applicable law; provided, however, that no Participant or beneficiary shall have any interest in such investment, trust, or reserve.

     10.3 To the extent that any Participant or beneficiary acquires a right to receive benefits under the Plan, such rights shall be no greater than those rights which guarantee to the Participant or beneficiary, the strongest claim to such benefits without resulting in the Participant's or beneficiary's, constructive receipt of such benefits.

     10.4 With respect to any Savings Benefit, a Participant may request that the Committee invest one hundred percent (100%) of the Participant's Deferral Credit Account pursuant to the provisions of Article 5 hereof in any of the then available investment funds, if any, pursuant to Section 10.2, or alternatively, in Employer Stock or any combination of available investment funds (so long as the total of such investment request equals one hundred percent (100%)) and may modify such request of the Committee from time to time. Any such request by a Participant hereunder may be acted upon by the Committee in its sole discretion. A Participant's Deferral Credit Account may not be encumbered or assigned by a Participant or any beneficiary.

     10.5 A Participant or beneficiary with a Retirement Income Benefit and/or Savings Benefit and/or ESOP Benefit under the Plan shall be an unsecured creditor of the Employer as to any benefit payable under the Plan.

                                   ARTICLE 11
                                 Administration

     11.1 Except for the functions reserved to the Employer or its Board, the administration of the Plan shall be the responsibility of the Committee. The Committee shall consist of three (3) or more persons designated by the Board. Members of the Committee shall serve for such terms as the Board shall determine and until their successors are designated and qualified. Any member of the Committee may resign upon at least sixty (60) days written notice to the Board, or may be removed from office by the Board for failure or inability to carry out his or her responsibilities in an effective manner.

     11.2 The Committee shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out the Plan. The determination of the Committee as to any question involving the general administration and interpretation of the Plan shall be final, conclusive and binding. Any discretionary actions to be taken under the Plan by the Committee shall be uniform in their nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Committee shall have the following powers and duties:

          (a) the duty to furnish to all Participants, upon request, copies of the Plan and to require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefits under the Plan;

          (b) the duty to make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

          (c) the duty to interpret the Plan, and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive;

          (d) the duty to decide on questions concerning the Plan in accordance with the provisions of the Plan;

          (e) the duty to determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan and to provide a full and fair review to any Participant whose claim for benefits has been denied in whole or in part;

          (f) the power to designate a person who may or may not be a member of the Committee as Plan "Administrator." If the Committee does not so designate an Administrator, the Committee shall be the Plan Administrator;

          (g) the power to allocate any such powers and duties to or among individual members of the Committee; and

          (h) the power to designate persons other than Committee members to carry out any duty or power which would otherwise be a responsibility of the Committee or Administrator, under the terms of the Plan.

     11.3 To the extent permitted by law, the Committee and any person to whom it may delegate any duty or power in connection with administering the Plan, the Bank, any Employer, and the officers and directors thereof, shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in the reliance upon, any actuary, counsel, accountant, other specialist, or other person selected by the Committee, or in reliance upon any tables, valuations, certificates, opinions or reports which shall be furnished by any of them. Further, to the extent permitted by law, no member of the Committee, nor the Bank, any Employer, nor the officers or directors thereof, shall be liable for any neglect, omission or wrongdoing of any other members of the Committee, agent, officer or employee of the Bank or any Employer. Any person claiming benefits under the Plan shall look solely to the Employer for redress.

     11.4 All expenses incurred prior to the termination of the Plan that shall arise in connection with the administration of the Plan (including, but not limited to administrative expenses, proper charges and disbursements, compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who shall be employed by the Committee in connection with the administration of the Plan), shall be paid by the Employer.

                                   ARTICLE 12
                            Amendment or Termination

     12.1 The Board shall have the power to suspend or terminate the Plan in whole or in part at any time, and from time to time to extend, modify, amend or revise the Plan in such respects as the Board, by resolution, may deem advisable; provided, however, that no such extension, modification, amendment, revision, or termination shall deprive a Participant or any beneficiary of any benefit payable under the Plan at the time of such extension, modification, amendment, revision, or termination.

                                   ARTICLE 13
                               General Provisions

     13.1 The Plan shall not be deemed to constitute a contract of employment between the Employer and any Employee or other person, whether or not in the employ of the Employer, nor shall anything herein contained be deemed to give any Employee or other person, whether or not in the employ of the Employer, any right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discharge any Employee at any time and to treat such Employee without any regard to the effect which such treatment might have upon such Employee as a Participant of the Plan.

     13.2 Except as may otherwise be required by law, no distribution or payment under the Plan to any Participant or beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment. If any Participant or beneficiary is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such distribution or payment, voluntarily or involuntarily, the Committee, in its sole discretion, may cancel such distribution or payment or may hold or cause to be held or applied such distribution or payment, or any part thereof, to or for the benefit of such Participant or beneficiary, in such manner as the Committee shall direct.

     13.3 If the Employer determines that any person entitled to payments under the Plan is incompetent by reason of physical or mental disability, it may cause all payments thereafter becoming due to such person to be made to any other person for the benefit of the incompetent person, without responsibility to follow application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Plan, the Employer and the Committee.

     13.4 If the Bank determines that any Participant entitled to payments under the this Plan separates from service as a result of Termination for Cause, the Bank may cause all payments thereafter becoming due to such Participant to be forfeited under the Plan.

     13.5 The Employer shall be the sole source of benefits under the Plan, and each Employee, Participant, beneficiary, or any other person who shall claim the right to any payment or benefit under the Plan shall be entitled to look solely to the Employer for payment of benefits.

     13.6 If the Employer is unable to make payment to any Participant, beneficiary, or any other person to whom a payment is due under the Plan, because it cannot ascertain the identity or whereabouts of such Participant, beneficiary, or other person after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due mailed to the last known address of such Participant, beneficiary, or other person shown on the records of the Employer), such payment and all subsequent payments otherwise due to such Participant, beneficiary or other person shall be forfeited twenty-four (24) months after the date such payment first became due; provided, however, that such payment and any subsequent payments shall be reinstated, retroactively, no later than sixty (60) days after the date on which the Participant, beneficiary, or other person is identified or located.

     13.7 If upon the payment of any benefits under the Plan, the Employer shall be required to withhold any amounts with respect to such payment by reason of any federal, state or local tax laws, rules or regulations, then the Employer shall be entitled to deduct and withhold such amounts from any such payments. In any event, such person shall make available to the Employer, promptly when requested by the Employer, sufficient funds or other property to meet the requirements of such withholding. Furthermore, the Employer shall be entitled to take and authorize such steps as it may deem advisable in order to have the amounts required to be withheld made available to the Employer out of any funds or property due to become due to such person, whether under the Plan or otherwise.

     13.8 The provisions of the Plan shall be construed, administered and governed under applicable federal laws and the laws of the State of New York.

The Roslyn Savings Bank has amended and restated this Plan, to be executed by a designee of the Board and duly attested, on this the 24/th/ day of June, 1997.

ATTEST:                                    THE ROSLYN SAVINGS BANK

/s/ Arthur Toohig                          By /s/ Joseph L. Mancino
---------------------------                   --------------------------------
                                              Joseph L. Mancino

                             BENEFIT RESTORATION OF

                             THE ROSLYN SAVINGS BANK

               (As Amended and Restated Effective January 1, 1997)

                               AMENDMENT NUMBER 2

  Pursuant to Section 12.1 of the Benefit Restoration Plan of The Roslyn Savings Bank (the "Plan"), as amended to date, the Plan is further amended as follows, effective February 1, 2003:

1. The first paragraph of the "Preamble" to the Plan is amended by the addition of a new sentence at the end of thereof, to read as follows:

     In addition, effective February 1, 2003, the Plan provides an additional benefit equal to the difference between the monthly amount of retirement benefit that would have been provided under the Retirement Plan of The Roslyn Savings Bank in RSI Retirement Trust (the "Retirement Plan"), if calculated without giving effect to the cessation of crediting additional credited service and the cessation of taking account of all future changes in compensation after January 31, 2003, and the monthly amount of retirement benefit actually payable under the Retirement Plan as a result of the cessation of crediting additional credited service and the cessation of taking account of future changes in compensation after January 31, 2003.

2. Section 2.1 of the Plan is amended by the addition of a new sentence at the end thereof, to read as follows:

         Effective February 1, 2003, the Plan provides an additional benefit equal to the difference between the monthly amount of Basic Retirement Plan Retirement Benefit that would have been payable under the Basic Retirement Plan, if calculated without giving effect to the cessation of crediting additional credited service and the cessation of taking account of future changes in compensation after January 31, 2003, and the monthly amount of Basic Retirement Plan Retirement Benefit payable under the Basic Retirement Plan as a result of the cessation of crediting additional credited service and the cessation of taking account of future changes in compensation after January 31, 2003.

3. Section 4.1 of the Plan is amended by deleting the existing subsection (a) and replacing it in its entirety with the following new subsection (a):

         (a) The monthly amount of Basic Retirement Plan Retirement Benefit payable upon Normal, Early or Postponed Retirement, as the case may be, to which the Participant would have been entitled under the Basic Retirement Plan, if such benefit were (i) calculated under the Basic Retirement Plan without giving effect to the limitations under and restrictions imposed by the application of Code Sections 401(a)(17) and 415, or any successor provisions thereto, and (ii) calculated without giving effect to the cessation of crediting additional credited service and the cessation of taking account of future changes in compensation after January 31, 2003 (i.e., without regard to the freeze of benefit accruals under the Basic Retirement Plan).

4. Section 4.2 of the Plan is amended by deleting the existing subsection (a) and replacing it in its entirety with the following new subsection (a):

         (c) The monthly amount of the vested Basic Retirement Plan Retirement Benefit payable upon termination of service to which the Participant would have been entitled under the Basic Retirement Plan, if such benefit were (i) calculated under the Basic Retirement Plan without giving effect to the limitations under and restrictions imposed by the application of Code Sections 401(a)(17) and 415, or any successor provisions thereto, and (ii) calculated without giving effect to the cessation of crediting additional credited service and the cessation of taking account of future changes in compensation after January 31, 2003 (i.e., without regard to the freeze of benefit accruals under the Basic Retirement Plan).

5. Section 9.2 of the Plan is amended by deleting the existing subsection (a) and replacing it in its entirety with the following new subsection (a):

         (c) The monthly amount of the Basic Retirement Plan pre-retirement survivor annuity or post retirement survivor annuity, as the case may be, to which the surviving spouse or eligible children, if applicable, would have been entitled under the Basic Retirement Plan, if such benefit were (i) calculated under the Basic Retirement Plan without giving effect to the limitations under and restrictions imposed by the application of Code Sections 401(a)(17) and 415, or any successor provisions thereto, and (ii) calculated without giving effect to the cessation of crediting additional credited service and the cessation of taking account of future changes in compensation after January 31, 2003 (i.e., without regard to the freeze of benefit accruals under the Basic Retirement Plan).

                                       2